Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of H&E Equipment Services, Inc. of our report dated August 31, 2005, except for Note 15 for which the date is January 5, 2006, relating to our audits of the consolidated financial statements of Eagle High Reach Equipment, Inc., appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Perry-Smith, LLP

Sacramento, California
October 3, 2006